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                                                                 Exhibit 10.5

                                  LEASE AMENDMENT
                             (AS OF SEPTEMBER 1, 1996)

     The Lease (hereinafter referred to as "the Lease") entered into as of July 28, 1993 between DIRK INVESTMENTS, INC., a Delaware corporation (hereinafter referred to as "Lessor") and the MICROSS DIVISION OF PIERCE COMPANIES, INC. (hereinafter referred to as "Lessee") is hereby amended to reflect the fact that the Lessee has now taken over the portion of the Demised Premises formerly leased by the Lessor to Tire America Inc. by Lease dated July 21, 1993 of office space consisting of approximately 9,100 square feet and warehouse space of approximately 3,750 square feet together with parking privileges; accordingly, the description of the Demised Premises in the Lease is hereby amended so that the first sentence reads as follows:

          All of the office area containing 9,100 square feet and warehouse space containing 3,750 square feet of attached warehouse and an additional warehouse containing 67,150 square feet, including all improvements therein, as outlined in red on the plot plan dated July 21, 1993 attached hereto and made a part hereof, Exhibit "A", hereinafter referred to as the "Demised Premises".

IN WITNESS WHEREOF, the parties hereto have signed and sealed the foregoing Lease Amendment on the 29th day of December 1997.


DIRK INVESTMENTS, INC. (Lessor)         MICROSS DIVISION OF TROY
                                        GROUP, INC. (formerly known as
                                        PIERCE COMPANIES, INC.)
                                        (Lessee)


BY:/s/ Patrick J. Dirk                       BY: /s/ Patrick J. Dirk
   --------------------------------             --------------------------------
     Patrick J. Dirk, Chairman                    Patrick J. Dirk, Chairman